EXHIBIT 1.1




                             UNDERWRITING AGREEMENT

                                     Between

                            CPI AEROSTRUCTURES, INC.

                                       And

                             EARLYBIRDCAPITAL, INC.

















                            Dated: February 12, 2002



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                                Table of Contents

                                                                         Page
                                                                         ----
1.  Purchase and Sale of Securities.......................................1
      1.1  Firm Securities................................................1
              1.1.1  Purchase of Firm Securities..........................1
              1.1.2  Delivery and Payment.................................1
      1.2  Over-Allotment Option..........................................2
              1.2.1  Option Securities....................................2
              1.2.2  Exercise of Option...................................2
              1.2.3  Payment and Delivery.................................2
      1.3  Underwriter's Warrant..........................................3
              1.3.1  Warrant..............................................3
              1.3.2  Delivery and Payment.................................3
2.  Representations and Warranties of the Company.........................3
      2.1  Filing of Registration Statement...............................3
      2.2  No Stop Orders, Etc............................................3
      2.3  Disclosures in Registration Statement..........................4
              2.3.1  Securities Act Representation........................4
              2.3.2  Disclosure of Contracts..............................4
              2.3.3  Prior Securities Transactions........................4
      2.4  Changes After Dates in Registration Statement..................4
              2.4.1  No Material Adverse Change...........................4
              2.4.2  Recent Securities Transactions, Etc..................5
      2.5  Independent Accountants........................................5
      2.6  Financial Statements...........................................5
      2.7  Authorized Capital; Options; Etc...............................5
      2.8  Valid Issuance of Securities; Etc..............................6
              2.8.1  Outstanding Securities...............................6
              2.8.2  Securities Sold Pursuant to this Agreement...........6
      2.9  Registration and Anti-Dilution Rights of Third Parties.........6
      2.10  Validity and Binding Effect of Agreements.....................7
      2.11  No Conflicts, Etc.............................................7
      2.12  No Defaults; Violations.......................................7
      2.13  Corporate Power; Licenses; Consents...........................8
              2.13.1  Conduct of Business.................................8
              2.13.2  Transactions Contemplated Herein....................8
      2.14  Title to Property; Insurance..................................8
      2.15  Litigation; Governmental Proceedings..........................8
      2.16  Good Standing.................................................9
      2.17  Taxes.........................................................9
      2.18  Transactions Affecting Disclosure to NASD.....................9
              2.18.1  Finder's Fees.......................................9
              2.18.2  Payments Within 12 Months...........................9
              2.18.3  Use of Proceeds....................................10
              2.18.4  Insiders' NASD Affiliation.........................10
      2.19  Foreign Corrupt Practices Act................................10
      2.20  American Stock Exchange Eligibility..........................10
      2.21  Intangibles..................................................10

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                            Table of Contents (cont.)

                                                                         Page
                                                                         ----
      2.22  Relations With Employees.....................................11
              2.22.1  Employee Matters...................................11
              2.22.2  Employee Benefit Plans.............................11
      2.23  Officers' Certificate........................................11
      2.24  Lock-Up Agreements...........................................11
      2.25  Subsidiaries.................................................12
      2.26  Environmental Matters........................................12
      2.27  Government Clearances........................................12
      2.28  Product Liability Insurance..................................12
      2.29  Company Not an Investment Company............................12
      2.30  Related Party Transactions...................................12
      2.31  Audit Committee..............................................12
3.  Covenants of the Company.............................................13
      3.1  Amendments to Registration Statement..........................13
      3.2  Federal Securities Laws.......................................13
              3.2.1  Compliance..........................................13
              3.2.2  Filing of Final Prospectus..........................13
              3.2.3  Exchange Act Registration...........................13
      3.3  Blue Sky Filings..............................................13
      3.4  Delivery to the Underwriter of Prospectuses...................14
      3.5  Events Requiring Notice to the Underwriter....................14
              3.5.1  AMEX Maintenance....................................14
      3.6  Reports to the Underwriter....................................14
              3.6.1  Periodic Reports, Etc...............................14
              3.6.2  Transfer Sheets and Weekly Position Listings........15
      3.7  Agreements between the Underwriter and the Company............15
              3.7.1  Merger and Acquisition Agreement....................15
              3.7.2  Underwriter's Warrant...............................15
      3.8  Payment of Expenses...........................................15
              3.8.1  General Expenses....................................15
              3.8.2  Non-Accountable Expenses............................16
      3.9  Application of Net Proceeds...................................16
      3.10  Delivery of Earnings Statements to Security Holders..........16
      3.11  Key Person Life Insurance....................................17
      3.12  Stabilization................................................17
      3.13  Internal Controls............................................17
      3.14  Sale of Securities...........................................17
      3.15  Disclosure Controls and Procedures...........................17
4.  Conditions of the Underwriter's Obligations..........................17
      4.1  Regulatory Matters............................................17
              4.1.1  Effectiveness of Registration Statement.............17
              4.1.2  NASD Clearance......................................18
              4.1.3  No Blue Sky Stop Orders.............................18
      4.2  Company Counsel Matters.......................................18
              4.2.1  Effective Date Opinion of Counsel...................18
              4.2.2  Closing Date and Option Closing Date Opinions of
                     Counsel.............................................18

                                       ii
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                                Table of Contents

                                                                         Page
                                                                         ----
              4.2.3  Reliance............................................18
      4.3  Cold Comfort Letter...........................................18
      4.4  Officers' Certificates........................................20
              4.4.1  Officers' Certificate...............................20
              4.4.2  Secretary's Certificate.............................20
      4.5  No Material Changes...........................................20
      4.6  Delivery of Agreements........................................21
      4.7  Opinion of Counsel for the Underwriter........................21
5.  Indemnification......................................................21
      5.1  Indemnification of the Underwriter............................21
              5.1.1  General.............................................21
              5.1.2  Procedure...........................................22
      5.2  Indemnification of the Company................................23
      5.3  Contribution..................................................23
              5.3.1  Contribution Rights.................................23
              5.3.2  Contribution Procedure..............................24
6.  Omitted..............................................................24
7.  Board Designee.......................................................24
8.  Representations and Agreements to Survive Delivery...................25
9.  Effective Date of This Agreement and Termination Thereof.............25
      9.1  Effective Date................................................25
      9.2  Termination...................................................25
      9.3  Expenses......................................................26
      9.4  Indemnification...............................................26
10.  Miscellaneous.......................................................26
      10.1  Notices......................................................26
      10.2  Headings.....................................................27
      10.3  Amendment....................................................27
      10.4  Entire Agreement.............................................27
      10.5  Binding Effect...............................................27
      10.6  Governing Law, Jurisdiction..................................27
      10.7  Execution in Counterparts....................................28
      10.8  Waiver, Etc..................................................28

                                      iii

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                              INDEX OF DEFINITIONS

Term                                                                Section
----                                                                -------
Act.....................................................................2.1
AMEX...................................................................2.20
Closing Date..........................................................1.1.2
Code ................................................................2.22.2
Commission..............................................................2.1
Common Shares.........................................................1.1.1
Company........................................................Introductory
                                                                  Paragraph
EBC............................................................Introductory
                                                                  Paragraph
Effective Date........................................................1.2.2
ERISA................................................................2.22.2
ERISA Plans..........................................................2.22.2
Exchange Act............................................................2.5
Filing Date..........................................................2.18.2
Firm Securities.......................................................1.1.1
GGK.....................................................................2.5
Insiders...............................................................2.24
Intangibles............................................................2.21
Investment Company Act.................................................2.29
Lock-up Period.........................................................2.24
Merger and Acquisition Agreement......................................3.7.1
NASD.................................................................2.18.1
Option Closing Date...................................................1.2.2
Option Securities.....................................................1.2.1
Over-allotment Option.................................................1.2.1
Preliminary Prospectus..................................................2.1
Prospectus..............................................................2.1
Public Securities.....................................................1.2.1
Registration Statement..................................................2.1
Regulations.............................................................2.1
Securities............................................................1.3.1
Subsidiary(ies)........................................................2.25
Underwriter ...................................................Introductory
                                                                  Paragraph
Underwriter's Securities..............................................1.3.1
Underwriter's Shares..................................................1.3.1
Underwriter's Warrant.................................................1.3.1

                            CPI AEROSTRUCTURES, INC.

                             2,000,000 COMMON SHARES




                             UNDERWRITING AGREEMENT

                                                              New York, New York
                                                               February 12, 2002

EarlyBirdCapital, Inc.
One State Street Plaza
New York, New York  10004

Ladies and Gentlemen:


     The undersigned, CPI Aerostructures, Inc., a New York corporation (the "Company"), hereby confirms its agreement with EarlyBirdCapital, Inc. (being referred to herein variously as "you", "EBC" or the "Underwriter") as follows:

     1. Purchase and Sale of Securities.

          1.1 Firm Securities.

               1.1.1 Purchase of Firm Securities. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriter and the Underwriter agrees to purchase from the Company 2,000,000 Common Shares, par value $.001 per share ("Common Shares"), of the Company ("Firm Securities") at a purchase price (net of discounts and commissions) of $3.68 per share.

               1.1.2 Delivery and Payment. Delivery and payment for the Firm Securities shall be made at 10:00 A.M., New York time, on or before the third business day following the date that the Firm Securities commence trading or at such earlier time as the Underwriter shall determine, or at such other time as shall be agreed upon by the Underwriter and the Company, at the offices of counsel to the Underwriter or at such other place as shall be agreed upon by the Underwriter and the Company. The hour and date of delivery and payment for the Firm Securities are called the "Closing Date." Payment for the Firm Securities shall be made on the Closing Date at the Underwriter's election by wire transfer or by certified or bank cashier's check(s) in New York Clearing House funds, payable to the order of the Company upon delivery to the Underwriter of a certificate of the Company's transfer agent stating that the Firm Securities have been registered in book entry form in such name or names and such denominations as are requested by the Underwriter. The Company shall not be obligated to sell or deliver the Firm Securities except upon tender of payment by the Underwriter for all the Firm Securities.

          1.2 Over-Allotment Option.

               1.2.1 Option Securities. For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Securities, the Company hereby grants to the Underwriter an option to purchase up to an additional 300,000 Common Shares from the Company ("Over-allotment Option"). Such additional 300,000 Common Shares are hereinafter referred to as the "Option Securities." The Firm Securities and the Option Securities are hereinafter referred to collectively as the "Public Securities." The purchase price to be paid for the Option Securities will be the same price per Option Security as the price per Firm Security set forth in Section 1.1.1 hereof.

               1.2.2 Exercise of Option. The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Underwriter as to all or any part of the Option Securities at any time, from time to time, within forty-five (45) days after the effective date ("Effective Date") of the Registration Statement (as hereinafter defined). The Underwriter will not be under any obligation to purchase any Option Securities prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Underwriter, which must be confirmed by a letter or telecopy setting forth the number of Option Securities to be purchased, the date and time for delivery of and payment for the Option Securities and stating that the Option Securities referred to therein are to be used for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Securities. If such notice is given at least two full business days prior to the Closing Date, the date set forth therein for such delivery and payment will be the Closing Date. If such notice is given thereafter, the date set forth therein for such delivery and payment will not be earlier than three full business days after the date of the notice, unless the Underwriter and the Company agree upon an earlier date. If such delivery and payment for the Option Securities does not occur on the Closing Date, the date and time of the closing for such Option Securities will be as set forth in the notice (hereinafter the "Option Closing Date"). Upon exercise of the Over-allotment Option, the Company will become obligated to convey to the Underwriter, and, subject to the terms and conditions set forth herein, the Underwriter will become obligated to purchase, the number of Option Securities specified in such notice.

               1.2.3 Payment and Delivery. Payment for the Option Securities will be at the Underwriter's election by wire transfer or by certified or bank cashier's check(s) in New York Clearing House funds, payable to the order of the Company at the offices of the Underwriter or at such other place as shall be agreed upon by the Underwriter and the Company upon delivery to the Underwriter of a certificate of the Company's transfer agent stating that the Option Securities have been registered in book entry form in such name or names and in such denominations as are requested by the Underwriter.

          1.3 Underwriter's Warrant.

               1.3.1 Warrant. The Company hereby agrees to issue and sell to the Underwriter (and/or its designees) on the Closing Date, for an aggregate purchase price of $100, a warrant ("Underwriter's Warrant") for the purchase of an aggregate of 200,000 Common Shares ("Underwriter's Shares") at an initial exercise price equal to 110% of the initial offering price of a Common Share (i.e., $4.40 per Common Share). Each of the Underwriter's Shares is identical to the Common Shares constituting the Firm Securities. The Underwriter's Warrant shall be exercisable for a period of four years commencing one year from the Effective Date. The Underwriter's Warrant and the Underwriter's Shares are hereinafter referred to collectively as the "Underwriter's Securities." The Public Securities and the Underwriter's Securities are hereinafter referred to collectively as the "Securities."

               1.3.2 Delivery and Payment. Delivery and payment for the Underwriter's Warrant shall be made on the Closing Date. The Company shall deliver to the Underwriter, upon payment therefor, certificates evidencing the Underwriter's Warrant in the name or names and in such authorized denominations as the Underwriter may request.

     2. Representations and Warranties of the Company. The Company represents and warrants to the Underwriter as follows:

          2.1 Filing of Registration Statement. The Company has filed with the Securities and Exchange Commission ("Commission") a registration statement and an amendment or amendments thereto, on Form SB-2 (No. 333-101902), including any related preliminary prospectus ("Preliminary Prospectus"), for the registration of the Securities under the Securities Act of 1933, as amended ("Act"), which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Act, and the rules and regulations ("Regulations") of the Commission under the Act. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of such time pursuant to paragraph
(b) of Rule 430A of the Regulations), is hereinafter called the "Registration Statement," and the form of the final prospectus dated the Effective Date or such later date as may be determined by the Underwriter (or, if applicable, the form of final prospectus filed with the Commission pursuant to Rule 424 of the Regulations), is hereinafter called the "Prospectus." The Registration Statement has been declared effective by the Commission on the date hereof.

          2.2 No Stop Orders, Etc. No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus has been issued under the Act and no proceedings for that purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated. No state regulatory authority has issued any order preventing or suspending the offering or sale of the Securities in such jurisdiction, or, to the best knowledge of the Company, threatened to institute any proceedings with respect to such order.

          2.3 Disclosures in Registration Statement.

               2.3.1 Securities Act Representation. At the time the Registration Statement became effective and at all times subsequent thereto up to and including the Closing Date and the Option Closing Date, if any, the Registration Statement and the Prospectus and any amendment or supplement thereto contained and will contain all material statements that are required to be stated therein in accordance with the Act and the Regulations, and conformed and will conform in all material respects to the requirements of the Act and the Regulations; neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, during such time period and on such dates, contained or will contain any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation and warranty made in this Section 2.3.1 does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriter expressly for use in the Registration Statement or Prospectus or any amendment thereof or supplement thereto.

               2.3.2 Disclosure of Contracts. The description in the Registration Statement and the Prospectus of contracts and other documents is accurate in all material respects and presents fairly the information required to be disclosed and there are no contracts or other documents required to be described in the Registration Statement or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement that have not been so described or filed. Each contract or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and that is (i) referred to in the Prospectus, or
(ii) material to the Company's business, has been duly and validly executed, is in full force and effect in all material respects and is enforceable against the Company and, to the Company's knowledge, the other parties thereto in accordance with its terms, and none of such contracts or instruments has been assigned by the Company, and neither the Company nor, to the Company's knowledge, any other party is in default thereunder and, to the Company's knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. None of the provisions of such contracts or instruments violates or will result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

               2.3.3 Prior Securities Transactions. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company within the three years prior to the date hereof, except as disclosed in the Registration Statement.

          2.4 Changes After Dates in Registration Statement.

               2.4.1 No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise specifically stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the results of operations, business or business prospects of the Company, including, but not limited to, a material loss or interference with its business from fire, storm, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, whether or not arising in the ordinary course of business, (ii) there have been no transactions entered into by the Company, other than those in the ordinary course of business, that are material with respect to the condition, financial or otherwise, or to the results of operations, business or business prospects of the Company.

               2.4.2 Recent Securities Transactions, Etc. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

          2.5 Independent Accountants. Goldstein Golub Kessler LLP ("GGK"), whose report is filed with the Commission as part of the Registration Statement, are independent accountants as required by the Act and the Regulations. GGK has not, during the periods covered by the financial statements included in the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act").

          2.6 Financial Statements. The financial statements, including the notes thereto and supporting schedules included in the Registration Statement and Prospectus, fairly present the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The pro forma financial information set forth in the Registration Statement and Prospectus reflects all significant assumptions and adjustments relating to the business and operations of the Company. The historical financial data set forth in the Prospectus under the captions "Summary--Summary Financial Information" and "Capitalization" fairly present in all material respects the information set forth therein and have been compiled on a basis consistent with that of the audited financial statements contained in the Registration Statement. The Registration Statement discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company's financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

          2.7 Authorized Capital; Options; Etc. The Company had at the date or dates indicated in the Prospectus duly authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus. Based on the assumptions and adjustments stated in the Registration Statement and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in the Registration Statement and the Prospectus, on the Effective Date and on the Closing Date there will be no outstanding or authorized subscriptions, options, warrants or other rights to purchase or otherwise acquire, or preemptive rights with respect to the issuance or sale of, any Common Shares of the Company, including any obligations to issue any shares pursuant to anti-dilution provisions, or any security convertible into Common Shares of the Company, or any contracts or commitments to issue or sell Common Shares or any such options, warrants, rights or convertible securities.

          2.8 Valid Issuance of Securities; Etc.

               2.8.1 Outstanding Securities. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The outstanding options and warrants to purchase Common Shares constitute valid and binding obligations of the Company, enforceable in accordance with their terms. The authorized Common Shares and outstanding options and warrants to purchase Common Shares conform to all statements relating thereto contained in the Registration Statement and the Prospectus. The offers and sales by the Company of the outstanding Common Shares, options and warrants to purchase Common Shares, and securities convertible into Common Shares, were at all relevant times registered under the Act and registered or qualified under the applicable state securities or Blue Sky laws or exempt from such registration or qualification requirements.

               2.8.2 Securities Sold Pursuant to this Agreement. The Securities have been duly authorized and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken. When issued, the Underwriter's Warrant will constitute a valid and binding obligation of the Company to issue and sell, upon exercise thereof and payment therefor, the number and type of securities of the Company called for thereby and the Underwriter's Warrant will be enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          2.9 Registration and Anti-Dilution Rights of Third Parties. Except as described in the Prospectus, no holders of any securities of the Company or of any options or warrants of the Company or other rights exercisable for or convertible or exchangeable into securities of the Company (i) have any right to require the Company to register any such securities of the Company under the Act, except as described in the Registration Rights Chart previously provided to you, or (ii) have rights to have the exercise or conversion prices of their securities lowered and/or the number of securities that they may purchase increased as a result of the issuance by the Company of securities for a price less than such exercise or conversion price.

          2.10 Validity and Binding Effect of Agreements. This Agreement has been duly and validly authorized by the Company and constitutes, and the Underwriter's Warrant and the Merger and Acquisition Agreement (as defined below) have been duly and validly authorized by the Company and, when executed and delivered, will constitute, the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          2.11 No Conflicts, Etc. The execution, delivery, and performance by the Company of this Agreement, the Underwriter's Warrant and the Merger and Acquisition Agreement, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both, (i) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of, any indenture, mortgage, deed of trust, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company is subject; (ii) result in any violation of the provisions of the certificate of incorporation or the by-laws of the Company; (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses; or (iv) have a material adverse effect on any permit, license, certificate, registration, approval, consent, license or franchise of or concerning the Company.

          2.12 No Defaults; Violations. Except as described in the Prospectus, no material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of any term or provision of its certificate of incorporation or by-laws or in violation of any material franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses.

          2.13 Corporate Power; Licenses; Consents.

               2.13.1 Conduct of Business. The Company has all requisite corporate power and authority, and has all necessary and material authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies to own or lease its properties and conduct its business as described in the Prospectus, and the Company is and has been doing business in compliance with all such material authorizations, approvals, orders, licenses, certificates and permits and all federal, state and local laws, rules and regulations. The disclosures in the Registration Statement concerning the effects of federal, state and local regulation on the Company's business as currently contemplated are correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               2.13.2 Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, approval, authorization or order of, and no filing with, any court, government agency or other body is required for the valid authorization, issuance, sale and delivery of the Securities and the consummation of the transactions and agreements contemplated by this Agreement, the Underwriter's Warrant, the Merger and Acquisition Agreement and the Prospectus, except with respect to applicable federal and state securities laws.

          2.14 Title to Property; Insurance. The Company has valid and defensible title to, or valid and enforceable leasehold estates in, all items of real and personal property (tangible and intangible) owned or leased by it, free and clear of all liens, encumbrances, claims, security interests, defects and restrictions of any material nature whatsoever, other than those referred to in the Prospectus (including the financial statements and notes thereto), purchase money security interests, and liens for taxes not yet due and payable. The Company has adequately insured its properties against loss or damage by fire, theft, damage, destruction, acts of vandalism or terrorism or other casualty and maintains, in adequate amounts, such other insurance as is usually maintained by companies engaged in the same or similar business.

          2.15 Litigation; Governmental Proceedings. Except as set forth in the Prospectus, there is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company's knowledge, threatened against, or involving the properties or business of, the Company that might materially and adversely affect the financial position, prospects, value or the operation of the properties or the business of the Company, or that questions the validity of the capital stock of the Company or this Agreement or of any action taken or to be taken by the Company pursuant to, or in connection with, this Agreement. There are no outstanding orders, judgments or decrees of any court, governmental agency or other tribunal, domestic or foreign, naming the Company and enjoining the Company from taking, or requiring the Company to take, any action, or to which the Company, its properties or business is bound or subject.

          2.16 Good Standing. The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of the state of its incorporation. The Company is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which ownership or leasing of any properties or the character of its operations requires such qualification or licensing, except where the failure to qualify would not have a material adverse effect on the financial position, prospects or value or the operation of the properties or the business of the Company.

          2.17 Taxes. The Company has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. The Company has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. No issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company, and no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company. The term "taxes" mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term "returns" means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

          2.18 Transactions Affecting Disclosure to NASD.

               2.18.1 Finder's Fees. There are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder's, consulting or origination fee with respect to the introduction of the Company to the Underwriter or the sale of the Securities hereunder, and except for the arrangements, agreements, understandings, payments and issuances between the Company and the Underwriter that are described in the "Underwriting" section of the Prospectus, there are no arrangements, agreements, understandings, payments or issuances pursuant to which the Company will make a payment (i) to any member of the National Association of Securities Dealers, Inc. ("NASD") or (ii) to any person or entity that has any direct or indirect affiliation or association with any NASD member.

               2.18.2 Payments Within 12 Months. Except as set forth on Schedule 2.18.2, and other than payments to the Underwriter, the Company has not made or became obligated to make any direct or indirect payments (in cash, securities or otherwise) to (i) any person, as a finder's fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) any NASD member, or (iii) any person or entity that has any direct or indirect affiliation or association with any NASD member within the 12-month period prior to the date on which the Registration Statement was filed with the Commission ("Filing Date") or thereafter.

               2.18.3 Use of Proceeds. None of the net proceeds of the offering will be paid by the Company to any participating NASD member or any affiliate or associate of any participating NASD member, except as specifically authorized herein.

               2.18.4  Insiders'  NASD  Affiliation.  Except  as  set  forth  on
Schedule 2.18.4, no officer or director of the Company or owner of at least 5% of the Company's outstanding Common Shares has any direct or indirect affiliation or association with any NASD member. The Company will advise the Underwriter and the NASD if it learns that any officer, director or owner of at least 5% of the Company's outstanding Common Shares is or becomes an affiliate or associated person of an NASD member participating in the offering.

          2.19 Foreign Corrupt Practices Act. Neither the Company nor any of its officers, directors, employees, agents or any other person acting on their behalf has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a material adverse effect on the assets, business or operations of the Company as reflected in any of the financial statements contained in the Prospectus or
(iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

          2.20 American Stock Exchange Eligibility. As of the Effective Date, the Public Securities have been approved for listing on The American Stock Exchange ("AMEX").

          2.21 Intangibles. The Company owns or possesses the requisite licenses or rights to use all trademarks, service marks, service names, trade names, patents and patent applications, copyrights and other rights (collectively, "Intangibles") described as being licensed to or owned by it in the Registration Statement or used by the Company in its business or relating to products or services sold or currently or currently proposed to be sold by the Company. The Company's Intangibles are listed on Schedule 2.21. The Company's Intangibles that have been registered in the United States Patent and Trademark Office have been fully maintained and are in full force and effect. There is no claim or action by any person pertaining to, or proceeding pending or, to the Company's knowledge, threatened relating to, and the Company has not received any notice of conflict with the asserted rights of others that challenges the exclusive right of the Company with respect to, any Intangibles used in the conduct of the Company's business. To the Company's knowledge, after due inquiry, the Intangibles and the Company's current products, services and processes do not infringe on any Intangibles held by any third party, and no others have infringed upon the Intangibles of the Company. The Company has in place all confidentiality agreements with its employees, consultants and third parties as are necessary to protect its Intangibles.

          2.22 Relations With Employees.

               2.22.1 Employee Matters. The Company has generally enjoyed a satisfactory employer-employee relationship with its employees and is in compliance in all material respects with all federal, state and local laws and regulations respecting the employment of its employees and employment practices, terms and conditions of employment and wages and hours relating thereto. There are no pending investigations involving the Company by the U.S. Department of Labor, or any other governmental agency responsible for the enforcement of such federal, state and local laws and regulations. There is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or, to the Company's knowledge, threatened against or involving the Company or any predecessor entity, and none has ever occurred. No question concerning representation exists respecting the employees of the Company and no collective bargaining agreement or modification thereof is currently being negotiated by the Company. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company, if any.

               2.22.2 Employee Benefit Plans. Other than as set forth in the Registration Statement, the Company neither maintains, sponsors nor contributes to, nor is it required to contribute to, any program or arrangement that is an "employee pension benefit plan," an "employee welfare benefit plan," or a, "multi-employer plan" as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("ERISA Plans"). The Company does not maintain or contribute to, and has at no time maintained or contributed to, a defined benefit plan, as defined in Section 3(35) of ERISA. No ERISA Plan (or any trust created thereunder) has engaged in a "prohibited transaction" within the meaning of
Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended ("Code"), that could subject the Company to any material tax penalty for prohibited transactions and that has not adequately been corrected. Each ERISA Plan is in compliance with all material reporting, disclosure and other requirements of the Code and ERISA as they relate to any such ERISA Plan. Determination letters have been received from the Internal Revenue Service with respect to each ERISA Plan that is intended to comply with Code Section 401(a), stating that such ERISA Plan and the attendant trust are qualified thereunder. The Company has never completely or partially withdrawn from a "multi-employer plan."

          2.23 Officers' Certificate. Any certificate signed by any duly authorized officer of the Company and delivered directly to you or to your counsel shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby and as of the date given.


          2.24 Lock-Up Agreements. The Company has caused to be duly executed legally binding and enforceable agreements pursuant to which all of the officers and directors of the Company (including their family members and affiliates) (collectively, the "Insiders"), agree not to sell any Common Shares or warrants or options to purchase, or other securities convertible into Common Shares owned by them (either pursuant to Rule 144 of the Regulations or otherwise) for a period of 24 months following the Effective Date ("Lock-up Period") except (i) with the prior written consent of the Underwriter, (ii) that the Lock-up Period for Arthur August and Maureen August shall be 13 months, (iii) that Arthur
August may sell up to 10,000 Common Shares per month in conformity with a written plan for trading securities designed to meet the requirements of Rule 10b5-1(c) that is reasonably satisfactory to the Underwriter, and (iv) that no such agreements shall be required from Arthur August's son and stepson.

          2.25 Subsidiaries. Except as set forth on Schedule 2.25, the Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other business entity. The Company has no subsidiaries other than those subsidiaries set forth on Schedule 2.25, each of which is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation (each a "Subsidiary" and collectively the "Subsidiaries"). The Company owns all of the capital stock of the Subsidiaries free and clear of all liens, security interests and other encumbrances of any nature whatsoever, except as set forth in the Prospectus. The representations and warranties made by the Company in this Agreement shall also apply and be true with respect to each Subsidiary, taken as a whole with the Company and all other Subsidiaries, as if each representation and warranty contained herein made specific reference to the Subsidiaries each time the term "Company" was used. The Company has advised you that Kolar, Inc. is in the process of liquidating its assets, as described in the Prospectus.

          2.26 Environmental Matters. The Company has complied in all material respects with all applicable environmental laws.

          2.27 Government Clearances. Neither the Company nor any of its current executive officers or engineers has ever been denied a security clearance.

          2.28 Product Liability Insurance. To its knowledge, the Company maintains product liability insurance of the types and in the amounts typically maintained by similar companies operating in the industry in which the Company operates.

          2.29 Company Not an Investment Company. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and after receipt of payment for the Securities will not be, an "investment company" within the meaning of the Investment Company Act, and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

          2.30 Related Party Transactions. There are no business relationships or related party transactions involving the Company or any other person required to be described in the Prospectus that have not been described as required.

          2.31 Audit Committee. The audit committee of the Company's board of directors is comprised of at least three directors, a majority of whom are "independent" within the meaning of Section 10A(m)(3) of the Exchange Act and
Section  121  of  the  AMEX  Company  Guide  (Listing  Standards,  Policies  and

Regulations), and one of whom possesses the required past employment experience as specified in Section 121B(b)(i) of the AMEX Company Guide (Listing Standards, Policies and Requirements). From and after the consummation of this offering, all of the members of the audit committee shall be independent.

     3. Covenants of the Company. The Company covenants and agrees as follows:

          3.1 Amendments to Registration Statement. The Company will deliver to the Underwriter, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and not file any such amendment or supplement to which the Underwriter shall reasonably object.

          3.2 Federal Securities Laws.

               3.2.1 Compliance. During the time when a Prospectus is required to be delivered under the Act, the Company will use all reasonable efforts to comply with all requirements imposed upon it by the Act, the Regulations and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Public Securities in accordance with the provisions hereof, and the Prospectus. If at any time when a Prospectus relating to the Public Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriter, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Underwriter and Counsel for the Underwriter promptly and prepare and file with the Commission, subject to Section 3.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Act.

               3.2.2 Filing of Final Prospectus. The Company will file the Prospectus (in form and substance reasonably satisfactory to the Underwriter) with the Commission pursuant to the requirements of Rule 424 of the Regulations.

               3.2.3 Exchange Act Registration. For a period of five years from the Effective Date, the Company will use its best efforts to maintain the registration of the Common Stock under the provisions of Section 12 of the Exchange Act; provided, however, that the Company shall not be in breach of this covenant if the Company consummates a "Rule 13e-3 Transaction" (as such term is defined in Rule 13e-3 promulgated under the Exchange Act).

          3.3 Blue Sky Filings. The Company will endeavor in good faith, in cooperation with the Underwriter, at or prior to the time the Registration Statement becomes effective, to qualify the Public Securities for offering and sale under the securities laws of such jurisdictions as the Underwriter may reasonably designate, provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless the Underwriter agrees that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction.

          3.4 Delivery to the Underwriter of Prospectuses. The Company will deliver to the Underwriter, without charge, from time to time during the period when the Prospectus is required to be delivered under the Act or the Exchange Act, such number of copies of each Preliminary Prospectus and the Prospectus as the Underwriter may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to the Underwriter two original executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all original executed consents of certified experts.

          3.5 Events Requiring Notice to the Underwriter. The Company will notify the Underwriter immediately and confirm the notice in writing (i) of the effectiveness of the Registration Statement and any amendment thereto, (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose, (iii) if it becomes aware of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus, (v) of the receipt of any comments or request for any additional information from the Commission, and (vi) of the happening of any event during the period described in Section 3.4 hereof that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

               3.5.1 AMEX Maintenance. For a period of five years from the date hereof, the Company will use its best efforts to maintain the listing by the AMEX of the Common Shares; provided, however, that the Company shall not be in breach of this covenant if the Company consummates a "Rule 13e-3 Transaction" (as such term is defined in Rule 13e-3 promulgated under the Securities Exchange).

          3.6 Reports to the Underwriter.

               3.6.1 Periodic Reports, Etc. For a period of five years from the Effective Date, the Company will promptly furnish to the Underwriter copies of such financial statements and other periodic and special reports as the Company from time to time files with any governmental authority or furnishes generally to holders of any class of its securities (at substantially the same time as such information is filed with the governmental authority or furnished to securityholders), and promptly furnish to the Underwriter (i) a copy of each periodic report the Company shall be required to file with the Commission, (ii) a copy of every press release and every news item and article with respect to the Company or its affairs that was released by the Company, (iii) a copy of each Form 8-K or Schedules 13D, 13G, 14D-1 or 13E-4 received or prepared by the Company, and (iv) such additional documents and information regarding the Company and the affairs of any subsidiaries of the Company as the Underwriter may from time to time reasonably request.

               3.6.2 Transfer Sheets and Weekly Position Listings. For a period of five years from the Closing Date, the Company will furnish to the Underwriter at the Company's sole expense such transfer sheets and position listings of the Company's securities as the Underwriter may request, including the daily, weekly and monthly consolidated transfer sheets of the transfer agent of the Company and the weekly position listings of the Depository Trust Company.

          3.7 Agreements between the Underwriter and the Company.

               3.7.1 Merger and Acquisition Agreement. On the Closing Date, the Company will enter into a Merger and Acquisition Agreement with EBC in the form filed with the Commission as an exhibit to the Registration Statement providing for a finder's fee to be paid to EBC if the Company participates in any merger, consolidation, or other transaction in which EBC introduced the Company to the other party for a period of five years from the Closing Date ("Merger and Acquisition Agreement").

               3.7.2 Underwriter's Warrant. On the Closing Date, the Company will execute and deliver the Underwriter's Warrant to the Underwriter or its designees in the form filed as an exhibit to the Registration Statement.

          3.8 Payment of Expenses.

               3.8.1 General Expenses. The Company hereby agrees to pay on the Closing Date and, to the extent not paid on the Closing Date, on the Option Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to (i) the preparation, printing, filing, delivery and mailing (including the payment of postage with respect to such mailing) of the Registration Statement and any post-effective amendments thereto, the Prospectus and the Preliminary Prospectuses and the printing and mailing of this Agreement and related documents, including the cost of all copies thereof and any amendments thereof or supplements thereto supplied to the Underwriter in quantities as may be required by the Underwriter, (ii) the printing, engraving, issuance and delivery of the Common Shares and the Underwriter's Warrant, including any transfer or other taxes payable thereon,
(iii) the qualification of the Public Securities under state or foreign securities or Blue Sky laws, including the filing fees under such Blue Sky laws, the costs of printing and mailing the "Preliminary Blue Sky Memorandum" and all amendments and supplements thereto, the fees and disbursements of the Company's counsel, and fees and disbursements of local counsel, if any, retained for such purpose, (iv) filing fees, costs and expenses (including fees (equal to $5,000) and disbursements for the Underwriter's counsel) incurred in registering the offering with the NASD, (v) costs of placing "tombstone" advertisements in The Wall Street Journal, The New York Times and a third publication to be selected by the Underwriter, (vi) fees and disbursements of the transfer agent, (vii) the

Company's expenses associated with "due diligence" meetings arranged by the Underwriter, (viii) the preparation, binding and delivery of transaction "bibles," in quantity, form and style satisfactory to the Underwriter and transaction lucite cubes or similar commemorative items in a style and quantity as reasonably requested by the Underwriter, (ix) any listing of the Public Securities on the AMEX and (x) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for in this Section 3.8.1. Notwithstanding the foregoing, the aggregate amount of costs relating to "tombstone" advertisements and transaction lucite cubes or similar commemorative items that the Company shall be obligated to pay under this Section 3.8.1 shall not exceed $25,000. The Underwriter may deduct from the net proceeds of the offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the expenses set forth herein to be paid by the Company to the Underwriter and/or to third parties.

               3.8.2 Non-Accountable Expenses. The Company further agrees that, in addition to the expenses payable pursuant to Section 3.8.1, it will pay to the Underwriter a non-accountable expense allowance equal to three percent (3%) of the gross proceeds received by the Company from the sale of the Firm Securities and the Option Securities, of which $50,000 has been paid to date, and the Company will pay the balance on the Closing Date and any additional monies owed attributable to the Option Securities or otherwise on the Option Closing Date by certified or bank cashier's check or, at the election of the Underwriter, by deduction from the proceeds of the offering contemplated herein. If the offering contemplated by this Agreement is not consummated for any reason whatsoever then the following provisions shall apply: The Company's liability for payment to the Underwriter of the non-accountable expense allowance shall be equal to the sum of the Underwriter's actual out-of-pocket expenses (including, but not limited to, counsel fees, "road-show" and due diligence expenses). The Underwriter shall retain such part of the non-accountable expense allowance previously paid as shall equal such actual out-of-pocket expenses. If the amount previously paid is insufficient to cover such actual out-of-pocket expenses, the Company shall remain liable for and promptly pay any other actual out-of-pocket expenses. If the amount previously paid exceeds the amount of actual out-of-pocket expenses, the Underwriter shall promptly remit to the Company any such excess.

          3.9 Application of Net Proceeds. The Company will apply the net proceeds from the offering received by it in a manner consistent with the application described under the caption "Use of Proceeds" in the Prospectus. The Company hereby agrees that, except as so described, without the express prior written consent of the Underwriter the Company will not apply any net proceeds from the offering to pay (i) any debt for borrowed funds; or (ii) any obligations (including indebtedness, both principal and any interest thereon, for borrowed funds and unpaid salaries, fees or other compensation) owed to any Insider (excluding salaries or fees payable on a current basis to officers and directors in the ordinary course of the Company's business).

          3.10 Delivery of Earnings Statements to Security Holders. The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) under Section

11(a) of the Act) covering a period of at least twelve (12) consecutive months beginning after the Effective Date.

          3.11 Key Person Life Insurance. The Company will maintain key person life insurance in an amount not less than $1,000,000 on the life of Edward J. Fred, and pay the annual premiums therefor and name the Company as the sole beneficiary thereof for at least three years following the Effective Date.

          3.12 Stabilization. Neither the Company, nor, to its knowledge, any of its employees, directors or shareholders has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Securities.

          3.13 Internal Controls. The Company maintains and will continue to maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          3.14  Sale of  Securities.  Subject  to the  exceptions  described  in
Section 2.24 hereof, the Company agrees not to permit or cause a private or public sale or private or public offering of any of its securities (in any manner, including pursuant to Rule 144 under the Act) owned nominally or beneficially by the Insiders for the time periods set forth in Section 2.24 following the Effective Date.

          3.15 Disclosure Controls and Procedures. The Company has established and observes, and will continue to observe, disclosure controls and procedures meeting the requirements of Rule 13a-14(c) under the Exchange Act.

     4. Conditions of the Underwriter's Obligations. The obligations of the Underwriter to purchase and pay for the Securities, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof and to the performance by the Company of its obligations hereunder and to the following conditions:

          4.1 Regulatory Matters.

               4.1.1 Effectiveness of Registration Statement. The Registration Statement has been declared effective on the date of this Agreement and, at each of the Closing Date and the Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for such purpose shall have been instituted or shall be pending or, to the Company's knowledge, contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Davis & Gilbert LLP, counsel to the Underwriter.

               4.1.2 NASD Clearance. By the Effective Date, the Underwriter shall have received clearance from the NASD as to the amount of compensation allowable or payable to the Underwriter as described in the Registration Statement.

               4.1.3 No Blue Sky Stop Orders. No order suspending the sale of the Securities in any jurisdiction designated by the Underwriter pursuant to
Section 3.3 hereof shall have been issued on or before either the Closing Date or the Option Closing Date, and no proceedings for that purpose shall have been instituted or, to the Company's knowledge, shall be contemplated.

          4.2 Company Counsel Matters.

               4.2.1 Effective Date Opinion of Counsel. On the Effective Date, the Underwriter shall have received the favorable opinion of Graubard Miller, counsel to the Company, dated the Effective Date, addressed to the Underwriter and in the form attached hereto as Exhibit A.

               4.2.2 Closing Date and Option Closing Date Opinions of Counsel. On each of the Closing Date and the Option Closing Date, if any, the Underwriter shall have received the opinion of Graubard Miller, counsel to the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriter and in form and substance satisfactory to Davis & Gilbert LLP, counsel to the Underwriter, confirming as of the Closing Date and, if applicable, the Option Closing Date, the statements made by Graubard Miller in their opinion delivered on the Effective Date.

               4.2.3 Reliance. In rendering such opinions, such counsel may rely
(i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deem proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to counsel for the Underwriter) of other counsel reasonably acceptable to counsel for the Underwriter, familiar with the applicable laws, and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of departments of various jurisdiction having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to counsel for the Underwriter. Any opinion relied upon by counsel for the Company, and the opinions of counsel for the Company, shall include statements to the effect that they may be relied upon by counsel for the Underwriter in its opinion delivered to the Underwriter.

          4.3 Cold Comfort Letter. At the time this Agreement is executed, and at each of the Closing Date and the Option Closing Date, if any, you shall have received a letter, addressed to the Underwriter and in form and substance satisfactory in all respects (including the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) to you and to Davis &

Gilbert LLP, counsel for the Underwriter, from GGK dated, respectively, as of the date of this Agreement and as of the Closing Date and the Option Closing Date, if any:

               (i) confirming that they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable Regulations and that they have not, during the periods covered by the financial statements included in the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act;

               (ii) stating that in their opinion the financial statements and the financial statement schedules of the Company included (or incorporated by reference) in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the published Regulations thereunder;

               (iii) stating that, based on the performance of procedures specified by the American Institute of Certified Public Accountants for a review of the latest available unaudited interim financial statements of the Company (as described in Statement on Auditing Standards ("SAS") No. 71 -- "Interim Financial Information"), with an indication of the date of the latest available unaudited interim financial statements, a reading of the latest available minutes of the shareholders and board of directors and the various committees of the board of directors, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention that would lead them to believe that (a) the unaudited financial statements of the Company included or incorporated by reference in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations or any material modification should be made to the unaudited interim financial statements included in the Registration Statement for them to be in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of the Company included or incorporated by reference in the Registration Statement, (b) at a date not later than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any change in the capital stock or long-term debt of the Company, or any decrease in the net current assets (working capital) or shareholders' equity of the Company as compared with amounts shown in the September 30, 2002 balance sheet included in the Registration Statement, other than as set forth in or contemplated by the Registration Statement, or, if there was any decrease, setting forth the amount of such decrease, and (c) during the period from October 1, 2002 to a specified date not later than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any decrease in revenues, net earnings or net earnings per Common Share, in each case as compared with the corresponding period in the preceding year and as compared with the corresponding period in the preceding quarter, other than as set forth in or contemplated by the Registration Statement, or, if there was any such decrease, setting forth the amount of such decrease;

               (iv) Setting forth, at a date not later than five days prior to the Effective Date, the amount of liabilities of the Company (including a break-down of commercial paper and notes payable to banks);

               (v) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, and work sheets, of the Company with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement; and

               (vi) statements as to such other matters incident to the transaction contemplated hereby as you may reasonably request.

          4.4 Officers' Certificates.

               4.4.1 Officers' Certificate. At each of the Closing Date and the Option Closing Date, if any, the Underwriter shall have received a certificate, that is true and correct in fact, of the Company signed by the Chief Executive Officer and the Secretary of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, to the effect that the Company has in all material respects performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, or the Option Closing Date, as the case may be, and that the conditions set forth in Section 4.5 hereof have been satisfied in all material respects as of such date and that, as of Closing Date and the Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof are true and correct. In addition, the Underwriter will have received such other and further certificates of officers of the Company as the Underwriter may reasonably request.

               4.4.2 Secretary's Certificate. At each of the Closing Date and the Option Closing Date, if any, the Underwriter shall have received a certificate of the Company signed by the Secretary of the Company, dated the Closing Date or the Option Date, as the case may be, respectively, certifying
(i) that the By-Laws and Certificate of Incorporation, as amended, of the Company are true and complete, have not been modified and are in full force and effect, (ii) that the resolutions relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified, (iii) all correspondence between the Company or its counsel and the Commission, (iv) all correspondence between the Company or its counsel and the AMEX concerning listing of the Securities on the AMEX and (vi) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

          4.5 No Material Changes. Prior to and on each of the Closing Date and the Option Closing Date, if any, (i) there shall have been no material adverse change or development involving a prospective material change in the assets, condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus, (ii) there shall have been no transaction, not in the ordinary course of business, entered into by the Company from the latest date as of which the financial condition of the Company is set forth in the Registration Statement and Prospectus that is materially adverse to the Company, taken as a whole, (iii) the Company shall not be in default under any provision of any instrument relating to any outstanding indebtedness which default would have a material adverse effect on the Company, (iv) no material amount of the assets of the Company shall have been pledged or mortgaged, except as set forth in the Registration Statement and Prospectus, (v) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or affecting any of its property or business before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement and Prospectus, (vi) no stop order shall have been issued under the Act and no proceedings therefor shall have been initiated or threatened by the Commission, and (vii) the Registration Statement and the Prospectus and any amendments or supplements thereto contain all material statements that are required to be stated therein in accordance with the Act and the Regulations and conform in all material respects to the requirements of the Act and the Regulations, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          4.6  Delivery  of  Agreements.   The  Company  has  delivered  to  the
Underwriter an executed copy of the Underwriter's Warrant and an executed copy of the Merger and Acquisition Agreement.

          4.7 Opinion of Counsel for the Underwriter. All proceedings taken in connection with the authorization, issuance or sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to you and to Davis & Gilbert LLP, counsel to the Underwriter, and you shall have received from such counsel a favorable opinion, dated the Closing Date and the Option Closing Date, if any, with respect to such of these proceedings as you may reasonably require. On or prior to the Effective Date, the Closing Date and the Option Closing Date, as the case may be, counsel for the Underwriter shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 4.7, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.

     5. Indemnification.

          5.1 Indemnification of the Underwriter.

               5.1.1 General. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Underwriter and each dealer selected by you that participates in the offer and sale of the Securities (each a "Selected Dealer"), and each of their respective directors, officers, agents and employees and each person, if any, who controls the Underwriter or any Selected Dealer ("controlling person") within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, or any claims whatsoever, commenced or threatened, whether arising out of any action between the Underwriter and the Company or between the Underwriter and any third party or otherwise) to which they or any of them may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), arising out of or based upon
(A) any untrue statement or alleged untrue statement of a material fact (i) contained in any Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time each may be amended and supplemented, and including any information deemed to be a part thereto pursuant to Rule 430A or Rule 434 of the Regulations); (ii) contained in any post-effective amendment or amendments or any new registration statement and prospectus in which is included securities of the Company issued or issuable upon exercise of the Underwriter's Warrant; (iii) contained in any application or other document or written communication (in this Section 5 collectively called "application") executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, the NASD (including Nasdaq and NASD Regulation, Inc.) or any securities exchange; or (iv) contained in any other writing pertaining to or referencing the sale of the Securities and deemed to be a prospectus within the meaning of 2(a)(10) of the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in strict conformity with, written information furnished to the Company with respect to the Underwriter by or on behalf of the Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment or supplement thereof, or in any application, as the case may be, or (B) a violation or alleged violation by the Company or any of its officers, directors or agents of Section 5 of the Act. The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale of the Securities or in connection with the Registration Statement or Prospectus.

               5.1.2 Procedure. If any action is brought against the Underwriter, a Selected Dealer or a controlling person of the Underwriter or a Selected Dealer in respect of which indemnity may be sought against the Company pursuant to Section 5.1.1, the Underwriter or such Selected Dealer shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the approval of the Underwriter or Selected Dealer, as the case may be) and payment of actual expenses. The Underwriter, Selected Dealer or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Underwriter, such Selected Dealer or such controlling person unless (i) the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, or (ii) the Company shall not have employed counsel to have charge of the defense of such action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the fees and expenses of not more than one additional firm of attorneys selected by the Underwriter, Selected Dealer and/or controlling person shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if the Underwriter, Selected Dealer or controlling person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

          5.2 Indemnification of the Company. The Underwriter agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, or any claims whatsoever, commenced or threatened, whether arising out of any action between the Underwriter and the Company or between the Company and any third party or otherwise) to which they or any of them may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries (including in settlement of any litigation, if such settlement is effected with the written consent of the Underwriter), arising out of or based upon any untrue statement or alleged untrue statement of a material fact directly relating to the transactions effected by the Underwriter in connection with this offering made in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any application, or the omission or alleged omission therefrom of a material fact directly relating to the transactions effected by the Underwriter in connection with this offering required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in either case in reliance upon, and in strict conformity with, written information furnished to the Company with respect to the Underwriter by or on behalf of the Underwriter expressly for use in such Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any such application. In case any action shall be brought against the Company based on any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against the Underwriter, the Underwriter shall have the rights and duties given to the Company, and the Company shall have the rights and duties given to the Underwriter, by the provisions of Section 5.1.2.

          5.3 Contribution.

               5.3.1 Contribution Rights. In order to provide for just and equitable contribution under the Act in any case in which (i) any person entitled to indemnification under this Section 5 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this
Section 5, then, and in each such case, the Company and the Underwriter shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriter, as incurred, in such proportions that the Underwriter is responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, that, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 5.3.1, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Public Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section, each director, officer and employee of the Underwriter, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act, shall have the same rights to contribution as the Underwriter.

               5.3.2 Contribution  Procedure.  Within fifteen days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party ("contributing party"), notify the contributing party of the commencement thereof, but the omission to so notify the contributing party will not relieve it from any liability that it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding that was effected by the party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section are intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available.

     6. Omitted.

     7. Board Designee. For a period of five years from the Effective Date, the Company will appoint a designee of EBC (reasonably acceptable to the Company) as a member of the Board of Directors of the Company. Such designee shall receive no more or less compensation than is paid to other non-management directors of the Company (excluding the Chairman of the Audit Committee) and shall be entitled to be reimbursed for all reasonable out-of-pocket expenses incurred in attending such meetings, including but not limited to food, lodging and transportation. To the extent permitted by law, the Company will agree to indemnify EBC and its designee for the actions of such designee as a director of the Company. In addition, the Company will obtain and maintain a liability insurance policy affording coverage for the acts of its officers and directors in an amount not less than $3,000,000 and will include EBC's designee as an insured under such policy. If EBC has not exercised its option to designate a member of the Company's Board of Directors, EBC shall have the right to send a representative (who need not be the same individual from meeting to meeting) to observe each meeting of the Board of Directors. The Company agrees to give EBC written notice of each such meeting and to provide EBC with an agenda and minutes of the meeting no later than it gives such notice and provides such items to the other directors, and reimburse the representative of EBC for its reasonable out-of-pocket expenses incurred in connection with its attendance at the meeting, including but not limited to, food, lodging and transportation and any fees paid to the directors for attending such meeting.

     8. Representations and Agreements to Survive Delivery. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Dates and such representations, warranties and agreements of the Underwriter and Company, including the indemnity agreements contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter, the Company or any controlling person, and shall survive termination of this Agreement or the issuance and delivery of the Securities to the Underwriter until the earlier of the expiration of any applicable statute of limitations and the seventh anniversary of the later of the Closing Date or the Option Closing Date, if any, at which time the representations, warranties and agreements shall terminate and be of no further force and effect.

     9. Effective Date of This Agreement and Termination  Thereof.

          9.1 Effective Date. This Agreement shall become effective on the Effective Date at the time that the Registration Statement is declared effective.

          9.2 Termination. You shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange, the American Stock Exchange or in the over-the-counter market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities shall have been required on the over-the-counter market by the NASD or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a war or major hostilities, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared that materially and adversely impacts the United States securities market, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage, terrorism or other calamity or malicious act that, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the delivery of the Securities, or (vii) if the Company has breached any of its representations or warranties, or failed to perform any of its obligations hereunder, or (ix) if the Underwriter shall have become aware after the date hereof of such a material adverse change in the condition (financial or otherwise), business, or prospects of the Company, or such adverse material change in general market conditions as in the Underwriter's judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Securities or to enforce contracts made by the Underwriter for the sale of the Securities.

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

          9.3 Expenses. In the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms hereof, the obligations of the Company to pay the expenses related to the transactions contemplated herein shall be governed by Section 3.8 hereof.

          9.4 Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of
Section 5 shall not be in any way affected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

     10. Miscellaneous.

          10.1 Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed, delivered or telecopied and confirmed

                  If to the Underwriter:

                           EarlyBirdCapital, Inc.
                           One State Street Plaza
                           24th Floor
                           New York, New York  10004
                           Attention:  Steven Levine
                           Telecopier:  (212) 425-5861

                  Copy to:

                           Davis & Gilbert LLP
                           1740 Broadway
                           New York, New York 10019
                           Attention:  Ralph W. Norton, Esq.
                           Telecopier:  (212) 974-6969

                  If to the Company:

                           CPI Aerostructures, Inc.
                           200A Executive Drive
                           Edgewood, New York  11717
                           Attention:  Edward J. Fred
                           Telecopier:  (631) 586-5840

                  Copy to:

                           Graubard Miller
                           600 Third Avenue
                           New York, New York 10016
                           Attention:  David Alan Miller, Esq.
                           Telecopier:  (212) 818-8881

          10.2 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

          10.3 Amendment. This Agreement may be amended only by a written instrument executed by each of the parties hereto.

          10.4 Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

          10.5 Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon, the Underwriter, the Company and the Selected Dealers and controlling persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained.

          10.6 Governing Law, Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the law of the State of New York, without giving effect to principles of conflicts of law. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section
10.1 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The parties agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys' fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

          10.7 Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

          10.8 Waiver, Etc. The failure of any of the parties hereto at any time to enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any provision hereof or the right of any of the parties hereto thereafter to enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

     If the foregoing correctly sets forth the understanding between the Underwriter and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                            Very truly yours,

                            CPI AEROSTRUCTURES, INC.



                         By: /s/ Edward J. Fred
                            -------------------------------------------
                            Name:     Edward J. Fred
                            Title:    President and Chief Executive Officer


Accepted as of the date first
above written.

New York, New York

EARLYBIRDCAPITAL, INC.



By: /s/ Steven Levine
   ----------------------------------
Name:    Steven Levine
Title:   Managing Director











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